Exhibit 10.26

SECOND AMENDMENT TO FACILITY RESERVATION AGREEMENT

        This Second Amendment to Facility Reservation Agreement (the “Second Amendment”) is entered into and effective as of December 31, 2003 by and between Cardinal Health 406, Inc. (formerly known as Packaging Coordinators, Inc.), a Pennsylvania corporation (“Cardinal Health”), and MedImmune Vaccines, Inc., a Delaware corporation (“MedImmune”), and amends that certain Facility Reservation Agreement, dated as of October 31, 1997 (the “Original Agreement”), by and between Packaging Coordinators, Inc. and Aviron, Inc., a Delaware corporation, as predecessor-in-interest to MedImmune, as amended by that certain First Amendment to Facility Reservation Agreement, dated as of August 1, 2002 (the “First Amendment”). The Original Agreement, as amended by the First Amendment and this Second Amendment is referred to as the “Agreement.”

        The parties agree as follows:

    1.        Term. Paragraph 2.2 of the Original Agreement, as amended by the First Amendment, is hereby deleted in its entirety and replaced by the following:

This Agreement shall be effective as of the Effective Date and, unless extended as provided in this Agreement or earlier terminated as set forth in this Agreement or Section 10.9 of the Production Agreement, shall end on December 31, 2004 (the “Agreement Expiration Date”). The term of this Agreement may be extended by MedImmune for up to three (3)* additional periods of three (3) years* each provided MedImmune gives written notice to Cardinal Health of its intention to extend the term at least six (6) months* prior to expiration in each case, but MedImmune may only extend the term of this Agreement if it also extends the term of the Production Agreement to terminate concurrently with this Agreement.

    2.        Base Monthly Fee. The “Base Monthly Fee” (as that term is defined in Paragraph 1.1 of the Original Agreement, as amended by the First Amendment) shall mean the base monthly fee for each calendar year during the term of the Agreement set forth in Exhibit A to this Second Amendment for calendar years through 2010. For calendar years 2011 through 2013, MedImmune and Cardinal Health will negotiate in good faith to determine the Base Monthly Fee on or before January 1, 2008.

    3.        Production Agreement. The term “Production Agreement,” as defined in Paragraph 1.1 of the Original Agreement shall mean and refer to the Production Agreement as originally defined, and all amendments, extensions and restatements thereof made from time to time by the parties, including, without limitation, the Second Amended and Restated Production Agreement being entered into contemporaneously with this Second Amendment.

    4.        Notices.   Notices to MedImmune should be sent to the following address (or such other address as MedImmune may specify in writing):

               MedImmune Vaccines, Inc.
               c/o MedImmune, Inc.
               35 West Watkins Mill Road
               Gaithersburg, Maryland 20878
               Attention: Legal Department

        Notices to Cardinal Health should be sent to the following address (or such other address as Cardinal Health may specify in writing):

               Cardinal Health
               Packaging Services
               3001 Red Lion Road
               Philadelphia, Pennsylvania 19114
               Attn: President

               With a copy to:

               Cardinal Health, Inc.
               7000 Cardinal Place
               Dublin, Ohio 43017
               Attn: Vice President and Associate General Counsel,Pharmaceutical Technologies & Services

    5.        Publicity. The following provision is added to the Agreement as Section 12.12:

“12.12 Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under applicable law or by any governmental agency, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.”

    6.        Other Changes. Except as specifically amended by the terms of this Second Amendment, the Original Agreement, as amended by the First Amendment, is and shall remain in full force and effect in accordance with its terms.

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        The parties have caused this Second Amendment to be executed by their respective duly authorized officers or representatives as of the date set forth in the preamble to this Second Amendment.

         CARDINAL HEALTH 406, INC.

         By:    /s/ Renard Jackson
         Name:     Renard Jackson
         Title:       EVP Sales, Business Development

         MEDIMMUNE VACCINES, INC.

         By:    /s/ Edward V. Arcuri
         Name:     Edward V. Arcuri
         Title:       Sr. VP Manufacturing